Exhibit 99.1

The First Bancshares to Participate in Virtual KBW Community Bank Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--July 28, 2020--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will participate in the 21st Annual KBW Community Bank Investor Conference, which is being held virtually, on July 28, 2020 through July 30, 2020 and will have one-on-one meetings with certain bank stock analysts and investors.

The presentation prepared for use during these meetings will be available at the company’s website www.thefirstbank.com under Investor Relations>News & Events>Presentations.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Contacts

M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998